EXHIBIT 1

                          JOINT WRITTEN CONSENT OF THE
                               BOARD OF DIRECTORS
                                       AND
                            THE MAJORITY STOCKHOLDERS
                                       OF
                                 XACT AID, INC.,
                              a Nevada Corporation

         The undersigned, being all of the members of the Board of Directors and the holders of at least a majority of the outstanding voting stock of Xact Aid, Inc., a Nevada corporation (the "Corporation"), acting pursuant to the authority granted by Sections 78.207, 78.385, 78.390, 78.315 and 78.320 of the Nevada
Revised Statutes, and the By-Laws of the Corporation, do hereby adopt the following resolutions by written consent as of November 22, 2006:

                     AMENDMENT TO ARTICLES OF INCORPORATION
               TO INCREASE THE AUTHORIZED SHARES OF CAPITAL STOCK

         WHEREAS, the undersigned have determined, after reviewing the number of currently issued, outstanding shares of the Corporation, that it is in the best interests of the Corporation and its stockholders the authorized shares of capital stock of the Corporation be increased to an aggregate total of 500,000,000 shares of capital stock with a par value of $0.001 per share, and which capital stock shall include 400,000,000 authorized shares of common stock with a par value of $0.001 per share, and 100,000,000 authorized shares of preferred stock with a par value of $0.001 per share (this amendment is hereinafter referred to as the "Authorized Shares Amendment"), as set forth in the Certificate of Amendment Pursuant to NRS 78.385 and 78.390 attached hereto as Exhibit A (the "Certificate of Amendment");

         WHEREAS, subject to and in compliance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Nevada Revised Statutes, it is deemed to be in the best interests of the Corporation and its stockholders that the Corporation set a record date of November 29, 2006 (the "Record Date") in connection with the notice required for the Authorized Shares Amendment and also the Name Change discussed below;

         NOW,  THEREFORE,  BE  IT  RESOLVED,   that,  the  undersigned  majority
         stockholders and the Board of Directors hereby adopt and approve the Authorized Share Amendment;

         RESOLVED FURTHER, that subject to and in compliance with the Exchange Act, the Corporation is hereby authorized to file with the Secretary of State of the State of Nevada a Certificate of Amendment that is substantially in the form set forth in Exhibit A hereto, in order to increase the number of authorized shares of the Corporation's capital stock to an aggregate total of 500,000,000 shares of capital stock with a par value of $0.001 per share, and which capital stock shall consist of 400,000,000 authorized shares of common stock with a par value of $0.001 per share, and 100,000,000 authorized shares of preferred stock with a par value of $0.001 per share;

         RESOLVED FURTHER, that stockholders of record on November 29, 2006 are the stockholders entitled to consent to the Certificate of Amendment and to receive notice of such action pursuant to Rule 14c-2 of the Securities Exchange Act of 1934;


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

         RESOLVED FURTHER, that any officer of the Corporation, acting alone, be and hereby is authorized, empowered and directed, for and on behalf of the Corporation, to execute and file with the Securities and Exchange Commission a Schedule 14C Information Statement (the "Schedule 14C") informing the stockholders of the Corporation who are not signatory hereto of the action taken hereby;

         RESOLVED FURTHER, that, upon effectiveness of the Schedule 14C, any executive officer of the Corporation, acting alone, be and hereby is authorized, empowered and directed, for and on behalf of the Corporation, to execute and file the Certificate of Amendment with the Secretary of State of the State of Nevada, in accordance with applicable law;

         RESOLVED FURTHER, that any executive officer of the Corporation, acting alone, be and hereby is authorized, empowered and directed, for and on behalf of the Corporation, to take such further action and execute and deliver any additional agreements, instruments, certificates, filings or other documents and to take any additional steps as such officer deems necessary or appropriate to effectuate the purposes of the foregoing resolutions;

         RESOLVED FURTHER, that any action or actions heretofore taken by any executive officer of the Corporation for and on behalf of the Corporation in connection with the foregoing resolutions are hereby ratified and approved as the actions of the Corporation.


                     AMENDMENT TO ARTICLES OF INCORPORATION
                                  (NAME CHANGE)

         WHEREAS, it is proposed that the Corporation amend its Articles of Incorporation to change the name of the Corporation (the "Name Change") to "China Premium Lifestyle Enterprise, Inc."

         NOW,  THEREFORE,   BE  IT  RESOLVED,   that  the  undersigned  majority
         stockholders and the Board of Directors hereby adopt and approve the Name Change to "China Premium Lifestyle Enterprise, Inc.";

         RESOLVED FURTHER, that, to effectuate the Name Change, Article One of the Corporation's Articles of Incorporation, as amended and in effect on the date hereof (the "Articles of Incorporation"), shall be amended and restated by the Corporation's filing of a Certificate of Amendment to the Articles of Incorporation which shall state that the Name of the Corporation shall be amended and restated as "China Premium Lifestyle Enterprise, Inc."

         RESOLVED FURTHER, that any executive officer of the Corporation, acting alone, be and hereby is authorized, empowered and directed, for and on behalf of the Corporation, to execute and file with the Securities and Exchange Commission a Schedule 14C Information Statement (the "Schedule 14C") informing the stockholders of the Corporation who are not signatory hereto of the action taken hereby;

         RESOLVED FURTHER, that, upon effectiveness of the Schedule 14C, any executive officer of the Corporation, acting alone, be and hereby is authorized, empowered and directed, for and on behalf of the Corporation, to execute and file the Certificate of Amendment with the Secretary of State of the State of Nevada that is substantially in the form as set forth in Exhibit A hereto, in accordance with applicable law;

         RESOLVED FURTHER, that any executive officer of the Corporation, acting alone, be and hereby is authorized, empowered and directed, for and on behalf of the Corporation, to take such further action and execute and deliver any additional agreements, instruments, certificates, filings or other documents and to take any additional steps as any such officer deems necessary or appropriate to effectuate the purposes of the foregoing resolutions;


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

         RESOLVED FURTHER, that any action or actions heretofore taken by any executive officer of the Corporation for and on behalf of the Corporation in connection with the foregoing resolutions are hereby ratified and approved as the actions of the Corporation.


        [Remainder of Page Left Blank Intentionally. Signatures follow.]


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

         This Written Consent shall be added to the corporate records of this Corporation and made a part thereof, and the resolutions set forth above shall have the same force and effect as if adopted at a meeting duly noticed and held by the stockholders of this Corporation.

         This Written Consent may be executed in counterparts and with facsimile signatures with the effect as if all parties hereto had executed the same document. All counterparts shall be construed together and shall constitute a single Written Consent.

         IN WITNESS WHEREOF, the undersigned, being all of the Directors of the Corporation and the holders of at least a majority of the Corporation's outstanding voting stock, have executed this Written Consent on and effective for all purposes as of the date first written above.

MAJORITY STOCKHOLDERS:                        DIRECTORS:

Corich Enterprises Inc.                       /s/ Richard Man Fai Lee
                                              --------------------------
/s/ Richard Man Fai Lee                       Richard Man Fai Lee
----------------------------------            Dated: November 22, 2006
By: Richard Man Fai Lee
Its:  Director                                /s/ Herbert Adamczyk
Shares: 727,273 Shares of Series A            --------------------------
Convertible Preferred Stock with              Herbert Adamczyk
voting rights equal to 67,057,843             Dated: November 22, 2006
shares of Common Stock
Dated: November 22, 2006
                                              /s/ Federico G. Cabo
                                              --------------------------
Happy Emerald Ltd.                            Federico G. Cabo
                                              Dated: November 22, 2006
/s/ Charles Miseroy
----------------------------------            /s/ Fred De Luca
By: Charles Miseroy                           --------------------------
Its: Chief Executive Officer                  Fred De Luca
Shares: 561,245 Shares of Series A            Dated: November 22, 2006
Convertible Preferred Stock
with voting rights equal to 51,749,314
shares of Common Stock
Dated: November 22, 2006


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

                                    EXHIBIT A

                        FORM OF CERTIFICATE OF AMENDMENT

                           CERTIFICATE OF AMENDMENT TO
                            ARTICLES OF INCORPORATION
                         FOR NEVADA PROFIT CORPORATIONS
          (PURSUANT TO NRS 78.385 AND 78.390 - AFTER ISSUANCE OF STOCK)

1.       Name of corporation: XACT AID, INC.

2. The articles have been amended as follows (provide article numbers, if available):

         Article numbered "1." is hereby deleted in its entirety and the following Article "1." is substituted in lieu thereof:

            1. Name of                China Premium Lifestyle Enterprise, Inc.
               -------
               Corporation:
               ------------

         Article numbered "3." is hereby deleted in its entirety and the following Article "3." is substituted in lieu thereof:

            3. Shares:                The  total  number of  shares  which  this
               -------                Corporation  is  authorized  to  issue  is
               (number of shares      500,000,000  shares.  This  Corporation is
               corporation            authorized to issue 400,000,000  shares of
               authorized to issue)   Common  Stock  and  100,000,000  shares of
                                      Preferred  Stock. The Common Stock and the
                                      Preferred  Stock  shall  each  have  a par
                                      value of $0.001 per share.  The  Preferred
                                      Stock, or any series  thereof,  shall have
                                      such    designations,    preferences   and
                                      relative, participating, optional or other
                                      special    rights   and    qualifications,
                                      limitations  or  restrictions  thereof  as
                                      shall be  expressed in the  resolution  or
                                      resolutions  providing  for the  issue  of
                                      such   stock   adopted  by  the  Board  of
                                      Directors and may be made  dependent  upon
                                      facts    ascertainable     outside    such
                                      resolution or  resolutions of the Board of
                                      Directors,  provided  that the  matter  in
                                      which such facts shall  operate  upon such
                                      designations,   preferences,   rights  and
                                      qualifications;       limitations       or
                                      restrictions of such class or series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the Board of Directors.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 70.5%

4.       Effective date of filing (optional): ____________________

5.       Officer Signature (required): ________________________


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